Exhibit (h)(1)(a)

AMENDMENT TO EXHIBIT A

SCHEDULE OF SERIES

The undersigned hereby certifies that he is an authorized signer of the PowerShares Exchange-Traded Fund Trust II (the “Trust”), and that the following funds are included under the Amended and Restated Fund Administration and Accounting Agreement dated June 17, 2013, and as subsequently amended, by and between the Trust and the Bank of New York Mellon.

December 19, 2017

1.	PowerShares 1-30 Laddered Treasury Portfolio
2.	PowerShares Canadian Energy Income Portfolio
3.	PowerShares CEF Income Composite Portfolio
4.	PowerShares Contrarian Opportunities Portfolio
5.	PowerShares China All-Cap Portfolio
6.	PowerShares China Real Estate Portfolio
7.	PowerShares China Small Cap Portfolio
8.	PowerShares China Technology Portfolio
9.	PowerShares Chinese Yuan Dim Sum Bond Portfolio
10.	PowerShares Developed EuroPacific Currency Hedged Low Volatility Portfolio
11.	PowerShares DWA Developed Markets Momentum Portfolio
12.	PowerShares DWA Emerging Markets Momentum Portfolio
13.	PowerShares DWA Momentum & Low Volatility Rotation Portfolio
14.	PowerShares DWA SmallCap Momentum Portfolio
15.	PowerShares DWA Tactical International Rotation Portfolio
16.	PowerShares DWA Tactical Multi-Asset Income Portfolio
17.	PowerShares DWA Tactical Sector Rotation Portfolio
18.	PowerShares Emerging Markets Currency Hedged Low Volatility Portfolio
19.	PowerShares Emerging Markets Infrastructure Portfolio
20.	PowerShares Emerging Markets Sovereign Debt Portfolio
21.	PowerShares Europe Currency Hedged Low Volatility Portfolio
22.	PowerShares Frontier Markets Portfolio
23.	PowerShares FTSE RAFI Asia Pacific ex-Japan Portfolio
24.	PowerShares FTSE RAFI Developed Markets ex-U.S. Portfolio
25.	PowerShares FTSE RAFI Developed Markets ex-U.S. Small-Mid Portfolio
26.	PowerShares FTSE RAFI Emerging Markets Portfolio
27.	PowerShares FTSE International Low Beta Equal Weight Portfolio
28.	PowerShares Fundamental High Yield® Corporate Bond Portfolio
29.	PowerShares Fundamental Investment Grade Corporate Bond Portfolio
30.	PowerShares Global Agriculture Portfolio
31.	PowerShares Global Clean Energy Portfolio
32.	PowerShares Global Gold and Precious Metals Portfolio
33.	PowerShares Global Short Term High Yield Bond Portfolio
34.	PowerShares Global Water Portfolio
35.	PowerShares California AMT-Free Municipal Bond Portfolio
36.	PowerShares National AMT-Free Municipal Bond Portfolio
37.	PowerShares New York AMT-Free Municipal Bond Portfolio
38.	PowerShares International BuyBack AchieversTM Portfolio
39.	PowerShares International Corporate Bond Portfolio
40.	PowerShares Zacks International Multi-Asset Income Portfolio
41.	PowerShares Japan Currency Hedged Low Volatility Portfolio
42.	PowerShares LadderRite 0-5 Year Corporate Bond Portfolio
43.	PowerShares KBW Bank Portfolio
44.	PowerShares KBW High Dividend Yield Financial Portfolio
45.	PowerShares KBW Premium Yield Equity REIT Portfolio
46.	PowerShares KBW Property & Casualty Insurance Portfolio
47.	PowerShares KBW Regional Banking Portfolio
48.	PowerShares MSCI Emerging Markets Equal Country Weight Portfolio
49.	PowerShares MSCI Global Timber Portfolio
50.	PowerShares Preferred Portfolio

51.	PowerShares PureBeta FTSE Developed ex-North America Portfolio

52.	PowerShares PureBeta FTSE Emerging Markets Portfolio

53.	PowerShares PureBeta MSCI USA Portfolio

54.	PowerShares PureBeta MSCI USA Small Cap Portfolio

55.	PowerShares PureBeta US Aggregate Bond Portfolio

56.	PowerShares PureBeta 0-5 Yr US TIPS Portfolio

57.	PowerShares Russell 1000 Enhanced Equal Weight Portfolio

58.	PowerShares Russell 1000 Equal Weight Portfolio

59.	PowerShares Russell 1000 Low Beta Equal Weight Portfolio

60.	PowerShares Shipping Portfolio

61.	PowerShares Solar Portfolio

62.	PowerShares S&P 500 ex-Rate Sensitive Low Volatility Portfolio

63.	PowerShares S&P 500® High Beta Portfolio

64.	PowerShares S&P 500® High Dividend Low Volatility Portfolio

65.	PowerShares S&P 500® Low Volatility Portfolio

66.	PowerShares S&P 500 Minimum Variance Portfolio

67.	PowerShares S&P 500 Momentum Portfolio

68.	PowerShares S&P 500 Rising Rates Portfolio

69.	PowerShares S&P 500 Value Portfolio

70.	PowerShares S&P 500 Value With Momentum Portfolio

71.	PowerShares S&P Emerging Markets Momentum Portfolio

72.	PowerShares S&P Emerging Markets Low Volatility Portfolio

73.	PowerShares S&P Global Dividend Opportunities Index Portfolio

74.	PowerShares S&P Global Water Index Portfolio

75.	PowerShares S&P High Income Infrastructure Portfolio

76.	PowerShares S&P International Developed High Dividend Low Volatility Portfolio

77.	PowerShares S&P International Developed Momentum Portfolio

78.	PowerShares S&P International Developed Low Volatility Portfolio

79.	PowerShares S&P International Developed Quality Portfolio

80.	PowerShares S&P MidCap Low Volatility Portfolio

81.	PowerShares S&P SmallCap Consumer Discretionary Portfolio

82.	PowerShares S&P SmallCap Consumer Staples Portfolio

83.	PowerShares S&P SmallCap Energy Portfolio

84.	PowerShares S&P SmallCap Financials Portfolio

85.	PowerShares S&P SmallCap Health Care Portfolio

86.	PowerShares S&P SmallCap High Dividend Low Volatility Portfolio

87.	PowerShares S&P SmallCap Industrials Portfolio

88.	PowerShares S&P SmallCap Information Technology Portfolio

89.	PowerShares S&P SmallCap Low Volatility Portfolio

90.	PowerShares S&P SmallCap Materials Portfolio

91.	PowerShares S&P SmallCap Quality Portfolio

92.	PowerShares S&P SmallCap Utilities Portfolio

93.	PowerShares Senior Loan Portfolio

94.	PowerShares Taxable Municipal Bond Portfolio

95.	PowerShares Treasury Collateral Portfolio

96.	PowerShares Variable Rate Preferred Portfolio

97.	PowerShares VRDO Tax-Free Weekly Portfolio

POWERSHARES EXCHANGE-TRADED FUND TRUST II

By:	/s/ Daniel E. Draper

(signature)
Daniel E. Draper
(name)
President
(title)

THE BANK OF NEW YORK MELLON

By:	/s/ Gerard Connors

(signature)
Gerard Connors
(name)
Vice President
(title)